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                                                                    EXHIBIT 10d



                              WHITMAN CORPORATION

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                           (AS ADOPTED MAY 20, 1999)

         1. PURPOSE - The primary purpose of this Plan is to establish a method for the payment of compensation to directors of Whitman Corporation and its predecessor (the "Company") which will assist the Company in attracting and retaining as members of its Board of Directors those persons whose abilities, experience, and judgment will contribute to the continued progress of the Company.

         2. EFFECTIVE DATE - This Plan is a continuation, amendment and restatement of the Company's Deferred Compensation Plan for Directors originally adopted March 20, 1970, and subsequently amended from time to time. The effective date of the Plan as described herein is May 20, 1999.


         3. RIGHT TO DEFER COMPENSATION - Any present or future director of the Company who is not a full time employee of the Company may, by written election delivered to the Secretary of the Company, defer the payment of compensation to which he may be entitled for services as a director, consisting of the annual cash retainer (including, if applicable, the portion thereof attributable to services as Chairman of a Board Committee) or Board and Committee meeting fees, or both such retainer and meeting fees, but not any other compensation to which he may be entitled as a director. An election to defer payments of compensation hereunder shall be made (i) prior to May 1 of any year in respect of compensation earned on and after such May 1,

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or (ii) at the time a director is first elected to office. Elections to defer compensation hereunder shall in any event be made prior to the time such compensation is earned, and shall be irrevocable as to all compensation which shall have been earned while such election was in effect.

         4. DEFERRED COMPENSATION ACCOUNT - The Company shall maintain a bookkeeping account for each director who has elected to defer compensation hereunder to which there shall be credited the amount of compensation deferred, plus accrued interest thereon, compounded annually, based upon the Prime Rate of interest, as reported in The Wall Street Journal, on June 30 and December 31 of each year.


         5. PAYMENT OF DEFERRED COMPENSATION -

            (a) Payment of deferred compensation to a retired director shall be made in equal monthly payments, commencing with the month following the month in which the director ceases to be a director of the Company, over a term equal to the greater of (i) 36 months, or (ii) the number of months during which the director had in effect an election to defer compensation hereunder.

            (b) With the approval of the Board of Directors of the Company, a director may elect prior to retirement to receive payment of deferred compensation to which he is entitled either in one lump sum or in equal monthly payments over a term not greater than the period during which the director had in effect an election to defer compensation hereunder and not less than 36 months.


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            (c) Monthly payments of deferred compensation shall be calculated by first determining the total amount of deferred compensation and accrued interest as provided in paragraph 4, above, to the date of the first monthly payment. To the gross amount so determined (the "principal" shall be applied an interest rate equal to the simple average of the Prime Rate of interest, as reported in The Wall Street Journal, on December 31 of each of the three years immediately preceding the date of the first monthly payment, with the principal and interest at such rate amortized over the term of the monthly payments in accordance with a standard amortization table such that each monthly payment shall be in an equal amount. The Company may make such monthly payments at such time during any month as may be convenient for the Company.

            (d) Any payment of a director's deferred compensation in one lump sum shall be made within 30 days after the date the director ceases to be a director of the Company, and shall include interest calculated to the date of payment as provided in paragraph 4, above.


         6. CONDITIONS - A director shall forfeit permanently any payment of deferred compensation to which he would be entitled for any calendar month or portion thereof in which he engages, either as an officer, director, employee, proprietor, partner, shareholder owning more than 10% of the capital stock of any corporation, or consultant, in any business competitive with that being carried on by the Company at the time the payment of deferred compensation is to be made.


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         7. PAYMENTS UPON DEATH OR DISABILITY -

            (a) In the event an active or former director dies prior to receiving payment of the amount of deferred compensation to which he is entitled, the unpaid balance shall be paid to such beneficiary as shall have been designated by the director in his written election to defer the payment of compensation, or as shall otherwise have been designated in a written instrument filed with the Secretary of the Company. If such beneficiary is a natural person, any amounts of deferred compensation remaining unpaid upon the death of the designated beneficiary shall be paid to the estate of such beneficiary.

            (b) If, in the opinion of the Board of Directors, a director whose service has terminated for any reason shall be mentally or physically disabled, any deferred compensation to which such person would be entitled may, with the approval of the Board of Directors, be paid to such person, to his legal representative, or to any other person for the benefit of the disabled director.

            (c) Payments of deferred compensation pursuant to this paragraph 7 may be made either in periodic payments or in a lump sum (in which event unearned interest shall be deducted therefrom) at the discretion of the Board of Directors.

         8. CHANGE IN CONTROL - Notwithstanding the payment provisions of paragraph 5 of this Plan, in the event that any person or group acquires beneficial ownership of capital stock of the Company having ordinary voting power of more than 50% of the total voting power of all of the Company's outstanding capital stock, then each director or retired director shall


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thereupon be entitled to receive a lump sum payment consisting of all deferred compensation, including interest thereon through the date of payment, which has accrued for his account under this Plan.

         9. MISCELLANEOUS -

            (a) Deferred compensation payable hereunder may not be voluntarily or involuntarily sold, transferred or assigned and shall not be subject to any legal attachment, levy or garnishment.

            (b) Participation in this Plan by any director shall not confer upon him any right to be nominated for reelection to the Board of Directors or to be reelected to the Board of Directors.

            (c) The Company shall not be required to reserve, or otherwise set aside, assets or funds for the payment of its obligations hereunder. A director shall have no interest in any particular asset of the Company by virtue of the existence of any credit in the bookkeeping account for his deferred compensation.

            (d) The term "retired director" means any person who served as a member of the Board of Directors of the Company on or after the effective date of this Plan and who ceases to be a director because of retirement, resignation or for any other reason.

            (e) Unless an incumbent director participating in the Plan prior to this amendment and restatement shall elect to the contrary, all payments of deferred compensation to such director upon retirement shall be made in accordance with the provisions hereof.


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            (f) The Board of Directors may terminate this Plan at any time, or amend or modify it from time to time in any respect. The amendment or termination of this Plan shall not in any way affect the rights of those participating, or their designated beneficiaries, to the extent of credits to their account at the time of amendment or termination.


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